Exhibit 99.1
The CATO Corporation
NEWS RELEASE
FOR IMMEDIATE RELEASE
For Further Information Contact:
John R. Howe
Executive Vice President
Chief Financial Officer
704-551-7315
THE CATO CORPORATION ANNOUNCES MANAGEMENT CHANGES

Charlotte, NC (April 21, 2009) – The Cato Corporation (NYSE: CTR) announced today that Allen Weinstein, Executive Vice President, Chief Merchandise Officer has retired effective April 17, 2009.
Effective April 20, 2009, Sally Almason was promoted to Executive Vice President, General Merchandise Manager for the Cato Division and will report directly to John Cato, Chairman, President and Chief Executive Officer. Ms. Almason had served as Senior Vice President, General Merchandise Manager for the Cato Division since 2004. She served as Vice President, Divisional Merchandise Manager for the Cato Division from 1995 to 2004.
The Cato Corporation is a leading specialty retailer of value-priced women’s fashion apparel operating two divisions, “Cato” and “It’s Fashion”. The Company’s Cato division offers exclusive merchandise with fashion and quality comparable to mall specialty stores at low prices, every day. The It’s Fashion division offers fashion with a focus on the latest trendy styles and nationally recognized urban brands for the entire family at low prices every day. As of April 4, 2009, the Company operated 1,285 stores in 31 states. Additional information on The Cato Corporation is available at www.catocorp.com.
8100 Denmark Road
P.O. Box 34216
Charlotte, NC 28234
(704) 554-8510

Statements in this press release not historical in nature are considered “forward-looking” within the meaning of The Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on current expectations that are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those contemplated by the forward-looking statements. Such factors include, but are not limited to, the following: general economic conditions; competitive factors and pricing pressures; the Company’s ability to predict fashion trends; consumer apparel buying patterns; adverse weather conditions, and inventory risks due to shifts in market demand, as well as such other factors and considerations contained in the Company’s Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q. The Company does not undertake to publicly update or revise the forward-looking statements even if experience or future changes make it clear that the projected results expressed or implied therein will not be realized. The Company is not responsible for any changes made to this press release by wire or internet services.
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8100 Denmark Road
P.O. Box 34216
Charlotte, NC 28234
(704) 554-8510

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